Exhibit 99.1
Investor Relations Contact
Mike Saviage
Adobe
408-536-4416
ir@adobe.com
Public Relations Contact
Dan Berthiaume
Adobe
408-536-2584
dberthia@adobe.com

FOR IMMEDIATE RELEASE
Adobe Reports Record Revenue
Strong Cash Flow and Earnings Highlight Third Quarter Results

SAN JOSE, Calif. - Sept. 19, 2017 - Adobe (Nasdaq:ADBE) today reported financial results for its third quarter fiscal year 2017 ended Sept. 1, 2017.

Financial Highlights

•	Adobe achieved record quarterly revenue of $1.84 billion in its third quarter of fiscal year 2017, which represents 26 percent year-over-year revenue growth.

•	Diluted earnings per share was $0.84 on a GAAP-basis, and $1.10 on a non-GAAP basis.

•	Digital Media segment revenue was $1.27 billion, with Creative revenue growing to $1.06 billion.

•	Digital Media Annualized Recurring Revenue (“ARR”) grew to $4.87 billion exiting the quarter, a quarter-over-quarter increase of $308 million.

•	Adobe Experience Cloud achieved revenue of $508 million, which represents 26 percent year-over-year growth.

•	Operating income grew 48 percent and net income grew 55 percent year-over-year on a GAAP-basis; operating income grew 43 percent and net income grew 46 percent year-over-year on a non-GAAP basis.

•	Cash flow from operations was $704 million, and deferred revenue grew to approximately $2.20 billion.

•	The company repurchased approximately 2.1 million shares during the quarter, returning $298 million of cash to stockholders.
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release and on Adobe’s website.

Executive Quotes
“Adobe delivered another record quarter with stellar year-over-year revenue growth of 26 percent,” said Shantanu Narayen, president and CEO, Adobe. “The imperative to deliver intelligent, intuitive and effective customer experiences is key to the C-suite agenda of digital transformation, and Adobe’s cloud offerings are critical to that business mandate.”

“Our results in Q3 once again reflect the leverage of our financial model, with record revenue driven by our cloud-based subscription offerings, strong earnings and cash flow from operations,” said Mark Garrett, executive vice president and CFO, Adobe.

Adobe to Webcast Earnings Conference Call
Adobe will webcast its third quarter fiscal year 2017 earnings conference call today at 2:00 p.m. Pacific Time from its investor relations website: www.adobe.com/ADBE. Earnings documents, including Adobe management’s prepared conference call remarks with slides, financial targets and an investor datasheet are posted to Adobe’s investor relations website in advance of the conference call for reference. A reconciliation between GAAP and non-GAAP earnings results and financial targets is also provided on the website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements, including those related to the importance of our products to our customers, product adoption, revenue, annualized recurring revenue, non-operating other expense, tax rate on a GAAP and non-GAAP basis, earnings per share on a GAAP and non-GAAP basis, and share count, all of which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure to develop, market and offer products and services that meet customer requirements, introduction of new products, services and business models by competitors, fluctuations in subscription renewal rates, our ability to predict such renewals and risks related to the timing of revenue recognition from our subscription offerings and ETLAs, complex and unpredictable sales cycles for some enterprise offerings, failure to successfully manage transitions to new business models and markets, uncertainty in economic conditions and the financial markets, risks associated with cyber-attacks and information security, potential interruptions or delays in hosted services provided by us or third parties, changes in accounting principles, and failure to realize the anticipated benefits of past or future acquisitions. For a discussion of these and other risks and uncertainties, please refer to Adobe’s Annual Report on Form 10-K for our fiscal year 2016 ended Dec. 2, 2016, and Adobe's Quarterly Reports on Form 10-Q issued in fiscal year 2017.
The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Quarterly Report on Form 10-Q for our quarter ended Sept. 1, 2017, which Adobe expects to file in Sept. 2017.
Adobe assumes no obligation to, and does not currently intend to, update these forward-looking statements.
About Adobe Systems Incorporated

Adobe is changing the world through digital experiences. For more information, visit www.adobe.com.
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© 2017 Adobe Systems Incorporated. All rights reserved. Adobe and the Adobe logo are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Nine Months Ended
	September 1, 2017*	September 2, 2016	September 1, 2017*	September 2, 2016
Revenue:
Subscription	$1,570,336	$1,168,602	$4,437,882	$3,322,560
Product	158,961	180,960	513,891	578,572
Services and support	111,777	114,405	343,137	344,879
Total revenue	1,841,074	1,463,967	5,294,910	4,246,011

Cost of revenue:
Subscription	168,915	116,990	452,830	339,664
Product	11,709	15,435	41,530	51,490
Services and support	82,298	70,276	245,259	212,198
Total cost of revenue	262,922	202,701	739,619	603,352

Gross profit	1,578,152	1,261,266	4,555,291	3,642,659

Operating expenses:
Research and development	315,555	248,450	900,033	718,138
Sales and marketing	550,093	477,475	1,623,488	1,415,155
General and administrative	147,402	143,364	455,139	428,010
Amortization of purchased intangibles	19,428	22,652	57,876	60,034
Total operating expenses	1,032,478	891,941	3,036,536	2,621,337

Operating income	545,674	369,325	1,518,755	1,021,322

Non-operating income (expense):
Interest and other income (expense), net	13,539	2,725	25,899	12,995
Interest expense	(18,809)	(17,281)	(55,286)	(52,924)
Investment gains (losses), net	975	1,532	5,261	(2,955)
Total non-operating income (expense), net	(4,295)	(13,024)	(24,126)	(42,884)
Income before income taxes	541,379	356,301	1,494,629	978,438
Provision for income taxes	121,810	85,513	302,224	209,269
Net income	$419,569	$270,788	$1,192,405	$769,169
Basic net income per share	$0.85	$0.54	$2.41	$1.54
Shares used to compute basic net income per share	493,426	498,584	494,138	499,224
Diluted net income per share	$0.84	$0.54	$2.38	$1.52
Shares used to compute diluted net income per share	500,398	503,669	501,060	505,135

_________________________________________

*
We early adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, during the first quarter of fiscal 2017. As required by the standard, excess tax benefits recognized on stock-based compensation expense were reflected in our provision for income taxes rather than paid-in capital on a prospective basis. We recorded excess tax benefits within our provision for income taxes, rather than paid-in capital, starting the first quarter of fiscal 2017.

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	September 1, 2017	December 2, 2016
ASSETS

Current assets:
Cash and cash equivalents	$1,774,550	$1,011,315
Short-term investments	3,593,936	3,749,985
Trade receivables, net of allowances for doubtful accounts of $9,112 and $6,214, respectively	1,006,187	833,033
Prepaid expenses and other current assets	206,384	245,441
Total current assets	6,581,057	5,839,774

Property and equipment, net	939,809	816,264
Goodwill	5,820,656	5,406,474
Purchased and other intangibles, net	420,667	414,405
Investment in lease receivable	—	80,439
Other assets	144,626	139,890
Total assets	$13,906,815	$12,697,246

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$90,327	$88,024
Accrued expenses	932,292	739,630
Income taxes payable	56,754	38,362
Deferred revenue	2,136,771	1,945,619
Total current liabilities	3,216,144	2,811,635

Long-term liabilities:
Debt	1,889,218	1,892,200
Deferred revenue	68,093	69,131
Income taxes payable	173,023	184,381
Deferred income taxes	276,271	217,660
Other liabilities	113,632	97,404
Total liabilities	5,736,381	5,272,411

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	4,988,491	4,616,331
Retained earnings	9,072,321	8,114,517
Accumulated other comprehensive income (loss)	(98,630)	(173,602)
Treasury stock, at cost (107,960 and 106,580 shares, respectively), net of reissuances	(5,791,809)	(5,132,472)
Total stockholders’ equity	8,170,434	7,424,835
Total liabilities and stockholders’ equity	$13,906,815	$12,697,246

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended
	September 1, 2017*	September 2, 2016
Cash flows from operating activities:
Net income	$419,569	$270,788
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	82,319	84,014
Stock-based compensation expense	117,042	84,503
Unrealized investment (gains) losses, net	(643)	(1,471)
Changes in deferred revenue	129,872	116,353
Changes in other operating assets and liabilities	(43,723)	(36,302)
Net cash provided by operating activities	704,436	517,885

Cash flows from investing activities:
Purchases, sales and maturities of short-term investments, net	21,215	(247,601)
Purchases of property and equipment	(54,238)	(55,213)
Purchases and sales of long-term investments, intangibles and other assets, net	(3,791)	(3,774)
Net cash used for investing activities	(36,814)	(306,588)

Cash flows from financing activities:
Purchases of treasury stock	(300,000)	(400,000)
Proceeds from treasury stock reissuances, net of taxes paid related to net share settlement of equity awards	82,117	71,128
Repayment of capital lease obligations	(416)	(65)
Excess tax benefits from stock-based compensation	—	3,980
Net cash used for financing activities	(218,299)	(324,957)
Effect of exchange rate changes on cash and cash equivalents	8,277	(5,047)
Net increase (decrease) in cash and cash equivalents	457,600	(118,707)
Cash and cash equivalents at beginning of period	1,316,950	886,379
Cash and cash equivalents at end of period	$1,774,550	$767,672

_________________________________________

*
We early adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, during the first quarter of fiscal 2017. As required by the standard, excess tax benefits recognized on stock-based compensation expense were reflected in our provision for income taxes rather than paid-in capital on a prospective basis. We also elected to prospectively apply the change in presentation of excess tax benefits wherein excess tax benefits recognized on stock-based compensation expense were classified as operating activities in our condensed consolidated statements of cash flows starting the first quarter of fiscal 2017. Prior period classification of cash flows related to excess tax benefits was not adjusted.

Non-GAAP Results
(In thousands, except per share data)
The following tables show Adobe’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended
	September 1, 2017	September 2, 2016	June 2, 2017
Operating income:

GAAP operating income	$545,674	$369,325	$504,082
Stock-based and deferred compensation expense	117,968	86,070	118,591
Restructuring and other charges	—	(338)	(97)
Amortization of purchased intangibles	36,655	36,082	36,556
Non-GAAP operating income	$700,297	$491,139	$659,132

Net income:

GAAP net income*	$419,569	$270,788	$374,390
Stock-based and deferred compensation expense	117,968	86,070	118,591
Restructuring and other charges	—	(338)	(97)
Amortization of purchased intangibles	36,655	36,082	36,556
Investment (gains) losses, net	(975)	(1,532)	(1,729)
Income tax adjustments	(24,146)	(14,569)	(17,419)
Non-GAAP net income	$549,071	$376,501	$510,292

Diluted net income per share:

GAAP diluted net income per share*	$0.84	$0.54	$0.75
Stock-based and deferred compensation expense	0.24	0.17	0.23
Amortization of purchased intangibles	0.07	0.07	0.07
Income tax adjustments	(0.05)	(0.03)	(0.03)
Non-GAAP diluted net income per share	$1.10	$0.75	$1.02

Shares used in computing diluted net income per share	500,398	503,669	500,351

Non-GAAP Results (continued)

Three Months Ended
September 1, 2017
Effective income tax rate:

GAAP effective income tax rate*	22.5%
Stock-based and deferred compensation expense	(0.4)
Amortization of purchased intangibles	(0.1)
Income tax adjustments	(1.0)
Non-GAAP effective income tax rate**	21.0%

_________________________________________

*
We early adopted ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, during the first quarter of fiscal 2017. As required by the standard, excess tax benefits recognized on stock-based compensation expense were reflected in our provision for income taxes rather than paid-in capital on a prospective basis. We recorded excess tax benefits within our provision for income taxes, rather than paid-in capital, starting the first quarter of fiscal 2017.

**
Our non-GAAP effective income tax rate of 21% is an annualized rate based on estimates for the entire fiscal year, whereas the GAAP effective income tax rate of 22.5% is the rate for the quarter based on tax events within the quarter. Income tax adjustments, which are included in both GAAP and non-GAAP earnings, will fluctuate from quarter-to-quarter but will normalize over the fiscal year due to the timing of tax events including the timing of recognition of excess tax benefits within each quarter.

Use of Non-GAAP Financial Information

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results. Adobe believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows institutional investors, the analyst community and others to better understand and evaluate our operating results and future prospects in the same manner as management.

Adobe’s management believes it is useful for itself and investors to review, as applicable, both GAAP information as well as non-GAAP measures, which may exclude items such as stock-based and deferred compensation expenses, restructuring and other charges, amortization of purchased intangibles and certain activity in connection with technology license arrangements, investment gains and losses, the related tax impact of all of these items, income tax adjustments, and the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes. Adobe uses these non-GAAP measures in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods. Whenever such a non-GAAP measure is used, Adobe provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.